UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 12, 2009

ENERGYSOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33830	51-0653027
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

423 West 300 South, Suite 200, Salt Lake City, Utah		84101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 649-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On June 12, 2009, Pascal Colombani accepted appointment as an independent director of the Board of Directors of EnergySolutions, Inc. (the “Company”) for a term commencing on July 1, 2009, and expiring at the Company’s 2010 Annual Meeting of Stockholders.

Dr. Colombani is a member of the French Academy of Technology, and has been a senior advisor for high technology and energy at AT Kearney Paris since 2003.  He also holds several board positions, including the non-executive chairmanship of Valeo SA, and non-executive directorships at Alstom SA, British Energy p.l.c., Rhodia SA, and Technip SA.  Dr. Colombani has held a number of positions in the nuclear energy sector, including Chairman and CEO of the French Atomic Energy Commission (CEA), Chairman of the Supervisory Board of Areva, and director of EDF.  Previously he had an industrial career with Schlumberger in Europe, the United States, Japan and China, after post-doctoral work in France and California. Dr. Colombani graduated from École Normale Supérieure at Saint-Cloud in France and holds a doctorate in science from the University of Paris Sud.

There are no arrangements or understandings between Dr. Colombani and any other person, pursuant to which he was elected as a director. Dr. Colombani’s compensation as a director will be provided on the same basis as that provided to the Company’s other non-management directors, as further described in the Company’s Proxy Statement, filed May 23, 2008, at pages 18 through 20.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGYSOLUTIONS, INC.

Date: June 12, 2009	By:	/s/ Breke J. Harnagel
Name: Breke J. Harnagel
Title: Acting General Counsel and Secretary